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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                       ADVANCED THERMAL TECHNOLOGIES, INC.

                             A DELAWARE CORPORATION

        Advanced Thermal Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), DOES HEREBY CERTIFY
THAT:

        1. The name of the corporation is Advanced Thermal Technologies, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 12, 1997 pursuant to the Delaware General Corporation Law. The name of the Corporation in such original Certificate of Incorporation was B/E Advanced Thermal Technologies, Inc. A subsequent Certificate of Amendment to Certificate of Incorporation of the Corporation was filed on July 7, 2000.

        2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and has been duly approved by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in accordance with Sections 141, 228, 242 and 245 of the Delaware General Corporation Law.

        3. The text of the Certificate of Incorporation of the Corporation as heretofore amended, supplemented or restated is hereby restated and further amended to read in its entirety as follows:

                                   "ARTICLE I

        Section 1.1. Name. The name of this corporation is Advanced Thermal Technologies, Inc. (the "Corporation").


                                   ARTICLE II

        Section 2.1. Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent of such address is Corporation Service Company.


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                                   ARTICLE III

        Section 3.1. Corporate Purpose. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

                                   ARTICLE IV

        Section 4.1. Authorized Capital. The total number of shares of all classes of capital stock that this corporation shall have the authority to issue is 51,000,000 shares, consisting of 40,000,000 shares of Class A Common Stock (the "Class A Common Stock"), $0.01 par value per share, 10,000,000 shares of Class B Common Stock (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), $0.01 par value per share, and 1,000,000 shares of Preferred Stock (the "Preferred Stock"), $0.01 par value per share. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote in accordance with the provisions of Section 242(b)(2) of the Delaware General Corporation Law. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock, and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation.

        Upon the effective date of the filing of this Amended and Restated Certificate of Incorporation, each share of the Corporation's outstanding capital stock shall be converted and reconstituted into 10,000,000 shares of Class B Common Stock (the "Stock Split"). No further adjustment of any preference or price set forth in this Article IV shall be made as a result of this Stock Split.

        Section 4.2. Common Stock.

        a.      Class A Common Stock

        (1) Dividends. The holders of the Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.

        (2) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the


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    Class A Common Stock shall be entitled to receive, share for share with the holders of shares of Class B Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

        (3) Voting. Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

    b.  Class B Common Stock

        (1) Dividends. The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.

        (2) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

        (3) Voting. Each holder of Class B Common Stock shall be entitled to three votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.

        (4) Conversion.

            (a) Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time.

            (b) Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the earlier of (x) December 31, 2005 and (y) any sale, pledge,



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        conveyance, hypothecation, assignment or other transfer (a "Transfer")
        of such share, whether or not for value, by the initial registered holder (the "Initial Holder") thereof, other than any such Transfer by such holder to (i) a nominee of such holder (without any change in beneficial ownership, as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) another person that, at the time of such Transfer, beneficially owns shares of Class B Common Stock or a nominee thereof; (iii) any controlled affiliate of such Initial Holder which remains such; (iv) a parent corporation or subsidiary of such Initial Holder or a subsidiary of such parent which remains such; or (v) any bona fide pledge by the Initial Holder to any financial institution in connection with a borrowing.

            (c) The one-to-one conversion ratio for the conversion of the Class B Common Stock into Class A Common Stock in accordance with Sections
        (4)(a) and (4)(b) of this Article IV shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.

            (d) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.

            (e) If any shares of Class B Common Stock shall be converted pursuant to this Section (4), the shares so converted shall be retired and returned to the authorized but unissued shares of Class B Common Stock.

    c. Other Matters Affecting Shareholders of Class A Common Stock and Class B Common Stock

        In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Common Stock unless the shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Class A Common Stock and Class B Common Stock in the form of shares of Class A Common Stock or Class B Common Stock, respectively.

        Section 4.3. Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of this corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications,



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limitations or restriction, as shall be determined by the board of directors in a resolution or resolutions providing for the issuance of such Preferred Stock. Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation.

                                    ARTICLE V

        Section 5.1. Management of the Affairs of the Corporation.

        a. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all the powers of the Corporation and so all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, by this Amended and Restated Certificate of Incorporation or by the Bylaws of the Corporation (the "Bylaws").

        b. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation, including any Bylaws adopted, amended, altered or repealed by the stockholders of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required to adopt, amend, alter or repeal the Corporation's Bylaws. The Corporation's Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. No Bylaws hereafter legally adopted, amended, altered or repealed by the stockholders of the Corporation shall invalidate any prior act of the directors or officers of the Corporation which would have been valid if such Bylaw had not been adopted, amended, altered or repealed. Notice of any such proposed alteration or amendment shall be contained in the notice of the meeting at which it is to be considered.

        c. The Corporation reserves the right to adopt, amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation except that under no circumstances may such amendment be adopted except by the affirmative vote of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class, and provided further that the rights of the Class B Common Stock may not be amended, altered or repealed without the approval of the holders of the requisite number of said shares of Class B Common Stock.

        d. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by either (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, (iii) the Chief Executive Officer of the Corporation or (iv) the President of the Corporation. Special


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meetings of the stockholders of the Corporation may not be called by any other person or persons.

        e. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws of this Corporation, the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal any provision inconsistent with the purpose or intent of the provisions relating to the Classification of Directors as set forth in
Section 5.2. herein and the Removal of Directors as set forth in Section 5.4. herein. Notice of any such proposed alteration or amendment shall be contained in the notice of the meeting at which it is to be considered.

        f. The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

        Section 5.2. Classification of Directors.

        a. The Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose term expire at such annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly as equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

        b. The Board of Directors of the Corporation shall consist of not less than three nor more than nine directors. The exact number shall be determined from time to time by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Except in connection with the election of directors at the annual meeting of stockholders, the number of directors may be decreased only to eliminate vacancies by reason of death, resignation or removal of one or more directors.


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        Section 5.3. Election of Directors. The election of directors need not be by written ballot unless the Bylaws shall so require. No stockholder will be permitted to cumulate votes at any election of directors.

        Section 5.4. Removal of Directors. Except as otherwise provided pursuant to the provisions of this Amended and Restated Certificate of Incorporation or the Bylaws relating to the rights of the holders of any class or series of stock to elect directors under specified circumstances, any or all directors of the Corporation may be removed from office at any time by the stockholders of the Corporation at any regular meeting or special meeting, but only for cause and only by the affirmative vote of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and only if notice of such proposal was contained in the notice of such meeting.

        Section 5.5. Filling Vacancies. Any vacancy due to the removal of a director by the affirmative vote of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, may be filled by a vote of the majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successor shall be elected and qualified or until their earlier death, resignation, or removal.

                                   ARTICLE VI

        Section 6.1. Advance Notice Requirement. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.


                                   ARTICLE VII

        Section 7.1. Liability of Directors. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. No amendment or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VIII

        Section 8.1. Indemnification of Directors, Officers, and Others. This corporation shall, to the maximum extent permitted from time to time under the law of the State


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of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article VIII shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

                                   ARTICLE IX

        Section 9.1. Location of Meetings and Corporate Books and Records. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may (subject to any statutory requirements) be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this Corporation.

                                    ARTICLE X

        Section 10.1. Written Consent of the Stockholders. If at any time this Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent."


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        IN WITNESS WHEREOF, Advanced Thermal Technologies, Inc. has caused this
Amended and Restated Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer and attested to by its Secretary this 14th day of July, 2000.

                                 /s/AMIN J. KHOURY
                                 ----------------------------
                                 Amin J. Khoury

ATTEST:
/s/ CAMERON H.ADAMSON
----------------------------
Cameron H. Adamson


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